UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2010
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33402	72-1252405
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)
10001 Woodloch Forest Drive, Suite 610
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 780-9926
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On December 15, 2010, Trico Shipping AS (“Trico Shipping”) announced the expiration of the subsequent consent and waiver period (the “Subsequent Period”) for its consent solicitation (as amended, the “Consent Solicitation”) from holders of its 11 7/8% Senior Secured Notes due 2014 (the “Notes”). The Subsequent Period expired, as scheduled, at 5:00 p.m., Eastern Time, December 15, 2010.
     The tabulation agent for the Consent Solicitation has advised Trico Shipping that, as of the expiration date of the Subsequent Period, consents and waivers from the holders of a total of $400,000,000.00 principal amount of the Notes, representing 100% of the Notes outstanding, were validly delivered and not revoked. Trico Shipping has accepted all consents and waivers that were validly delivered pursuant to the Consent Solicitation.
     On the basis of the consents and waivers delivered and accepted pursuant to the Consent Solicitation, Trico Shipping expects to be able consummate the previously disclosed vessel sale and application of the net sale proceeds thereof in compliance with relevant provisions of the indenture governing the Notes as waived in accordance with the Consent Solicitation. Trico Shipping expects to close the sale of two of its vessels, Trico Sabre and Trico Star, pursuant to an agreement for an aggregate of $52.3 million and to apply the net sale proceeds to repay debt and enhance its liquidity as described below. Trico Shipping expects that the closing of such sale will occur on or about December 16, 2010. Subject to the closing and the receipt of the net sale proceeds thereof, Trico Shipping expects to retain $20.0 million of the net sale proceeds for working capital purposes and expects to apply the remainder to redeem Notes and repay debt under its working capital facility. Trico Shipping expects that the proceeds used to redeem Notes and repay debt under its working capital facility will be applied 91.64% to redeem the Notes at par plus accrued interest, without paying a make-whole premium, and 8.36% to repay debt under the working capital facility, without paying a prepayment premium.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements and information in this Form 8-K may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on Trico’s current expectations and beliefs concerning future developments and their potential effect on Trico. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Trico will be those that it anticipates. Trico’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (i) the ability of Trico Supply to implement a debt-for-equity conversion; (ii) Trico’s and its subsidiaries’ ability to continue as a going concern; (iii) Trico’s and its subsidiaries’ ability to obtain court approval with respect to motions in Trico’s Chapter 11 cases; (iv) the ability of Trico to confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; (v) the ability of Trico and its subsidiaries to obtain and maintain normal terms with vendors and service providers; (vi) Trico’s ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of the Chapter 11 cases on Trico’s liquidity or results of operations; (viii) the ability of Trico to attract, motivate and/or retain key executives and employees; (ix) the ability of Trico to attract and retain customers; and (x) other risks and factors regarding Trico and its industry identified from time to time in Trico’s reports filed with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Trico undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 16, 2010

TRICO MARINE SERVICES, INC.
By:	/s/ Brett Cenkus
	Name:	Brett Cenkus
	Title:	General Counsel and Secretary